                    SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549

                                FORM 8-K

                              CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 13, 1998
                                                 ------------------------------


                              PGI INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


    Florida                         001-06471                  59-0867335
---------------              ----------------------        -------------------
(State or other              Commission File Number          (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


212 S. Central, Suite 100, St. Louis, Missouri                      63105
----------------------------------------------                    ----------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code        (314) 512-8650
                                                   ----------------------------


     -----------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

      On May 13, 1998, Sugarmill Woods, Inc.("Sugarmill Woods"), a wholly-owned subsidiary of PGI Incorporated (the "Company"), sold approximately 4,890 acres of undeveloped real property (the "PGI Property") located in Citrus County and Hernando County Florida. This real estate, together with the approximately 350 acres of undeveloped real property located in Citrus County, Florida sold by Love-PGI Partners, L.P. ("L-PGI"), is referred to collectively hereinafter as the "Property". The Property was sold to the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida (the "Purchaser"), for $14,759,335 (the "Total Purchase Price"). The amount received by Sugarmill Woods for the PGI Property was $13,446,835 before closing adjustments (the "PGI Purchase Price"). L-PGI holds 1,875,000 (93.7%) of the Company's outstanding Class A Cumulative Preferred Stock which constitutes 56.5% of the Company's outstanding voting capital stock.

      The sale was made pursuant to that certain Option Agreement for Sale and Purchase dated January 31, 1997 by and among Sugarmill Woods, L-PGI, and The Nature Conservancy (the "Option Agreement"), as the same was subsequently amended by that certain First Amendment to Option Agreement for Sale and Purchase by and among the aforementioned parties and dated effective August 28, 1997 (the "First Amendment"), as subsequently amended by the Second Amendment to Option Agreement for Sale and Purchase by and among the aforementioned parties and dated October 1, 1997 (the "Second Amendment") as subsequently amended orally (the Option Agreement as amended by the First Amendment, the Second Amendment and the oral amendments being referred to collectively hereinafter as the Option Agreement as Amended"). The Purchaser was the assignee of The Nature Conservancy's rights under the Option Agreement as Amended (the "Conservancy").

      The Total Purchase Price was based on two appraisals and was the result of intense and prolonged negotiations. The Company is confident that its wholly-owned subsidiary received the highest price for the PGI Property that the Conservancy (which, as stated above, assigned its rights under the Option Agreement as amended to the Purchaser) was willing to pay.


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      There is no material relationship among the Company, Sugarmill Woods or any of their affliates and the Purchaser or the Conservancy, although certain affiliates of the Company and Sugarmill Woods may be deemed to have benefited from the sale of the Property to the Purchaser as described below.

      On March 28, 1996, the Company's former primary lender, First Union National Bank of Florida ("First Union"), assigned to PGIP, L.L.C. ("PGIP") all of First Union's right, title and interest in and to the loan documents evidencing and securing First Union's credit agreements with the Company, and the Company's subsidiaries, Sugarmill Woods, Burnt Store Marina, Inc., and Gulf Coast Credit Corporation in exchange for approximately $5,548,000. At the time of the assignment, the Company owed First Union $9,007,000 in principal and accrued interest (the "First Mortgage Indebtedness").


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

      PGIP was formed by Messrs. Love and Schiffer, the Company's only directors and executive officers, to purchase the First Mortgage Indebtedness and to accept the assignment from First Union of the first mortgage as security for the repayment of the First Mortgage Indebtedness.

      The largest investor in PGIP is Love Savings Holding Company ("LSHC") which holds an approximate 75% interest in, and is a manager of PGIP.
Messrs. Love and Schiffer own approximately 52% of all the issued and outstanding voting stock of LSHC and serve as the directors and officers of LSHC. Messrs. Love, Schiffer and LSHC are the managers of PGIP. The holders of the remaining limited liability company interests do not have any affiliation with PGI, LSHC, L-PGI or Love-1989 Florida Partners, L.P.

      As the purchaser of the loan documents from First Union, PGIP obtained a first mortgage (the "First Mortgage") on the PGI Property. PGIP accepted assignment of the credit agreements, which were in default and with respect to which the maturity of the First Mortgage Indebtedness secured by the first mortgage had been accelerated, and advised the Company that so long as the Company were to market and sell its remaining undeveloped land with satisfactory efforts and results, including payments to PGIP out of the proceeds received from the sale of such undeveloped land, PGIP would not proceed with enforced collection of the principal and interest comprising the First Mortgage Indebtedness.

      The disposition of the cash from the sale, which includes the payments to PGIP, is set forth below:


         DESCRIPTION                                            AMOUNT
         -----------                                            ------
Gross Sale Proceeds of 5,240 Acres                           $14,759,335
Amount Allocable to L-PGI's 350 Acres                         (1,312,500)
                                                             -----------
Gross Proceeds from sale of PGI Property                      13,446,835

Expenses of Sale                                                (435,876)
Real Estate Tax Escrow                                          (557,069)
Accrued Tax Adjustment for 1998                                  (72,345)
Legal Fees Relating to Property Sold                            (229,139)

First Mortgage Principal ($7,529,756           6,529,756
    Less:  $1.0m remaining)<F1>
First Mortgage Interest                        3,832,437
                                               ---------
Payoff of First Mortgage to PGIP                             (10,362,193)

-----------------------

<F1> At closing, the Company and PGIP executed an escrow agreement (the
     "Escrow Agreement"). The Escrow Agreement provides that $1,000,000 of the PGI Purchase Price would not be used to repay the First Mortgage Indebtedness, so that $1,000,000 (the "Remaining


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
            DESCRIPTION                                         AMOUNT
            -----------                                         ------
Escrow Agreement with PGIP<F1>                                (1,000,000)
Judgment                                                        (110,108)
                                                              ----------
Funds to Sugarmill Woods, Inc.                                $  680,105
                                                              ==========

      The use of proceeds as set forth above resulted in a payment of first mortgage principal and interest to PGIP of $10,362,193. After payment of its debts and liabilities, PGIP made cash distributions to its members in accordance with its Operating Agreement. LSHC, which holds approximately 75% of the PGIP limited liability company interests, received approximately $2,505,097 in excess of its investment in PGIP. Because Messrs. Love and Schiffer, the Company's only directors and executive officers, together own 52% of LSHC, they could be deemed to have "profited" by an aggregate of approximately $1,302,650. The amount of profit to LSHC and Messrs. Love and Schiffer is based on the use of proceeds set forth above. It could increase upon payment of the remaining $1 million mortgage amount and interest and by an additional amount up to ten percent of PGIP's profit over a specified minimum rate of return based upon the incentive arrangements that PGIP has with its members.

      A portion of the PGI Property sold by the Company to the Purchaser was also encumbered by a second mortgage in favor of Love-1989 Florida Partners, L.P., ("Love-1989"), securing the indebtedness owed to Love-1989 represented by subordinated debentures issued by the Company (the "Debentures"). The general partner of Love-1989 is Love Investment Company, which is owned by Mr. Love, Love family members and trusts, the Estate of Martha Love Symington and Mr. Schiffer. Messrs. Love and Schiffer, caused Love-1989 to release its second mortgage on the PGI Property and Messrs. Love and Schiffer, in their capacities as directors of the Company, caused the Company to grant to Love-1989 a substitute second mortgage on the Retained


[FN]
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Indebtedness") of the First Mortgage Indebtedness would remain in place.  The
$1,000,000 was placed in escrow with PGIP as the escrow agent. Pursuant to the Escrow Agreement, the escrowed funds are to be paid out (i) as requested by PGI and agreed to by PGIP, or (ii) as deemed necessary and appropriate by PGIP, in either case, to protect PGIP's interest in the Retained Acreage (as hereinafter defined), including PGIP's right to receive principal and interest under the First Mortgage securing the Remaining Indebtedness, or (iii) to PGIP to pay any other obligations owed to PGIP by the Company. The real estate owned by the Company which was not sold to the Purchaser (approximately 370 acres) (the "Retained Acreage") remains subject to the First Mortgage.


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Acreage, behind the First Mortgage held by PGIP.

Final Note

      The Company is filing this Current Report on Form 8-K in the interest of full and fair disclosure. Filing this report is not, nor shall it be deemed to be, an admission by the Company that the sale of the PGI Property constituted the sale of a significant amount of assets of the Company other than in the ordinary course of business. The Company believes that the sale of the PGI Property was consistent with the Company's purpose of acquiring, owning, selling, and conveying real property and had the same goal and effect as the Company's historical bulk sales and sales of homes and homesites to residential purchasers.


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                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        PGI INCORPORATED


                        By:   /s/ Laurence A. Schiffer
                              -----------------------------------------------
                              Laurence A. Schiffer
                              Vice Chairman of the Board, President and Chief Executive Officer

                        Date: May 28, 1998


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                              EXHIBIT INDEX

      These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K:



Exhibit No.      Description
-----------      -----------
    1            Omitted-Inapplicable

    2 Option Agreement as Amended, incorporated by reference to the Company's Proxy Statement dated December 10, 1997 and filed with the Securities and Exchange Commission on December 8, 1997, relating to its Annual Meeting of
                 Shareholders held on December 22, 1997.

   10            Omitted - Inapplicable

   16            Omitted - Inapplicable

   17            Omitted - Inapplicable

   20            Omitted - Inapplicable

   23            Omitted - Inapplicable

   24            Omitted - Inapplicable

   27            Omitted - Inapplicable

   99            Omitted - Inapplicable
